Exhibit 4.2

                     [FORM OF FACE OF WARRANT CERTIFICATE]


NUMBER                                           Number of Warrant(s):
__________________                               __________________
ICGW

CUSIP 449246 11 5

           Exercisable During the Period Commencing October 10, 2002
                 and Terminating at 5:00 p.m. October 10, 2007
                           except as provided below

                              WARRANT TO PURCHASE
                                 COMMON STOCK
                                      OF
                           ICG COMMUNICATIONS, INC.

         THIS CERTIFIES that ____________________ or registered assigns, is the owner of the number of WARRANTS set forth above, each of which represents the right, at any time after October 10, 2002 and on or before the later of 5:00 p.m., New York City time, on October 10, 2007 and the date that a registration statement covering the underlying Common Stock of the Warrants becomes effective, to purchase from ICG Communications, Inc., a Delaware corporation (the "Company"), at the price of $9.12 (the "Exercise Price"), one share of Common Stock, $.01 par value, of the Company as such stock was constituted as of October 10, 2002, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to American Stock Transfer & Trust Company, or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten Public Offering of shares of such Common Stock (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company, if applicable) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

         Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of October 10, 2002 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein, all of which terms and provisions the holder of this Warrant Certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

         No fractional shares may be issued upon the exercise of rights to purchase hereunder, and in lieu of fractional shares, the Company shall make payment to the holder, at the time of exercise of a Warrant as provided in the Warrant Agreement, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

Witness the facsimile seal of the Company and the signature of its duly authorized officer.

Dated:                                  ICG COMMUNICATIONS, INC.

                                        By: _________________________
                                                   Secretary


                                        By: _________________________
                                             Chief Executive Officer

_________________________
COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY,
(NEW YORK, N.Y.)

AS WARRANT AGENT


_________________________
BY:
AUTHORIZED SIGNATORY

                   [FORM OF REVERSE OF WARRANT CERTIFICATE]

                           ICG COMMUNICATIONS, INC.

         The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

         This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at 59 Maiden Lane, New York, New York 10038, for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

         Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or, except as provided in the Warrant Agreement, to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised on the later of the close of business on October 10, 2007, and the date that a registration statement covering the underlying Common Stock of the Warrants becomes effective.

                          ELECTION TO PURCHASE SHARES

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase __________ shares of Common Stock, par value $_____ per share ("Common Stock"), of ICG COMMUNICATIONS, INC. and hereby [makes payment of $__________ therefore] [or] [makes payment therefor by application pursuant to
Section 3.1(b)(ii) of the Warrant Agreement of $__________ aggregate principal amount of Notes (as defined in the Warrant Agreement)] [or] [makes payment therefor by reduction pursuant to Section 3.1(b)(iii) of the Warrant Agreement of the number of shares of Common Stock otherwise issuable to the Holder upon Warrant exercise by __________ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to
Section 3.1(b)(iv) of the Warrant Agreement, certificates of which are attached hereto for cancellation __________ [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                                    (NAME)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

_______________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                    (NAME)

_______________________________________________________________________________

                         (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased (and/or reduced) hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:______________________________________________________________________
                               (NAME OF HOLDER)

_______________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
                                    (NAME)

_______________________________________________________________________________

                           (ADDRESS, INCLUDING ZIP CODE)

Dated: ________________                     By _________________________
                                               Name:
                                               Title:



                                  ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.01 per share ("Common Stock") of ICG COMMUNICATIONS, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                    Address                     No. of Shares



and does hereby irrevocably constitute and appoint _________________ Attorney to make such transfer on the books of ICG COMMUNICATIONS, INC. maintained for that purpose, with full power of substitution in the premises.



Dated: ________________                     By _________________________
                                               Name:
                                               Title: